Exhibit 10.1

AGREEMENT TO ORGANIZE

AND

OPERATE A JOINT VENTURE

AGREEMENT made as of the 14th day of June, 2018 between Digital Power Lending, LLC, a California limited liability company (“DPL”), QPAGOS, a Nevada corporation (“QPAGOS”) and Innovative Payment Systems, Inc., a Delaware corporation (“IPS”).

WHEREAS, QPAGOS develops, markets, licenses and supports a range of electronic payments technology in Mexico, including self-service kiosks, mobile and PC-based applications;

WHEREAS, DPL, QPAGOS and IPS desire to form a Delaware limited liability company to be named Innovative e-Payment Solutions, LLC (“Newco”) for the purpose of conducting an electronic payments business in the State of California by acquiring, deploying, marketing, managing and operating a network of approximately 1,000 self-service kiosks to be purchased from QPAGOS;

WHEREAS, IPS introduced DPL to QPAGOS and has been engaged in various organizational activities on behalf of Newco, including securing office space, interviewing prospective employees and identifying potential kiosk locations in the State of California; and

NOW, THEREFORE, in consideration of the foregoing premises and the covenants hereinafter set forth, it is mutually agreed, as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1	The “Certificate of Formation” shall mean the certificate of formation of Newco in the form annexed hereto as Exhibit A.

1.2	The “Closing Date” shall mean July 1, 2018, or such other date as may be mutually agreed upon in writing between DPL, QPAGOS and IPS and in which all conditions of closing have been met or waived.

1.3	The “Credit Agreement” shall mean the credit facility agreement to be entered into between Newco and DPL, in the form annexed hereto as Exhibit B, to provide Newco, subject to certain conditions, an amount equal to the lesser of (i) the amount to finance the purchase of 500 Units or (ii) $2,500,000 in long-term financing to purchase and license QPAGOS self-service kiosks subject to the terms and conditions contained therein.

1.4	The “Supply Agreement” shall mean the exclusive supply agreement to be entered into between Newco and QPAGOS, in the form annexed hereto as Exhibit C, for the supply of QPAGOS Products (as defined) in the State of California.

1.5	The “Operating Agreement” shall mean the operating agreement of Newco to be entered into between DPL, QPAGOS and IPS in the form annexed hereto as Exhibit D.

ARTICLE II

ORGANIZATION OF NEWCO

2.1	On or before the Closing Date, DPL, QPAGOS and IPS shall cause to be filed with the Secretary of State of the State of Delaware the Certificate of Formation forming Newco.

2.2	On or prior to the Closing Date, DPL, QPAGOS and IPS shall enter into the Operating Agreement.

2.3	On or before the Closing Date, DPL, QPAGOS and IPS will contribute to Newco their respective initial capital contributions as set forth in the Operating Agreement.

ARTICLE III

ENTRY INTO CREDIT AGREEMENT

AND SUPPLY AGREEMENT

Subject to the terms and conditions herein set forth:

3.3	On the Closing Date, DPL and Newco shall enter into the Credit Agreement.

3.2	On the Closing Date, QPAGOS and Newco shall enter into the Supply Agreement, and Newco shall pay to QPAGOS the amount due for the initial order due thereunder.

ARTICLE IV

DPL’S REPRESENTATIONS AND WARRANTIES

DPL hereby represents and warrants to, and agrees with QPAGOS and IPS, as follows:

4.4	Organization and Good Standing. DPL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and is in good standing as a foreign entity in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, and where failure to so qualify would have a material adverse effect.

4.5	Corporate Authority. DPL has full authority to execute and to perform this Agreement, the Credit Agreement and the Operating Agreement in accordance with their terms; the execution and delivery of this Agreement, the Credit Agreement, the Operating Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of its charter documents or of any indenture, agreement, judgment, decree, order or other instrument or restriction to which DPL is a party; the execution and delivery of this Agreement, the Credit Agreement and the Operating Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will have been, duly authorized by all requisite company action on the part of DPL and, as of the Closing Date, no further authorization or approval, whether of the stockholders or directors of DPL or of governmental bodies or otherwise, will be necessary in order to enable DPL to enter into and perform the same; and this Agreement, the Credit Agreement and the Operating Agreement each constitutes a valid and binding obligation enforceable against DPL in accordance with its terms.

4.3	Governmental Approval. No approval or authorization of or filing with any governmental authority on the part of DPL is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.4	No Brokers and Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or claim against or upon QPAGOS, IPS or Newco for any commission, fee or other compensation as a finder or broker because of any act or omission by DPL.

4.5	Subject to the successful purchase, implementation and operations of the 1,000 Units by Newco in accordance with Newco’s business plan, DPL may enter into discussions with Newco with the view to finance the next 9,000 Units to be purchased by Newco.

ARTICLE V

QPAGOS’ REPRESENTATIONS AND WARRANTIES

QPAGOS hereby represents and warrants to, and agrees with DPL and IPS as follows:

5.6	Organization and Good Standing. QPAGOS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, and where failure to so qualify would have a material adverse effect.

5.7	Corporate Authority. QPAGOS has full authority to execute and to perform this Agreement, the Supply Agreement and the Operating Agreement in accordance with their terms; the execution and delivery of this Agreement, the Supply Agreement, the Operating Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of its charter documents or of any indenture, agreement, judgment, decree, order or other instrument or restriction to which QPAGOS is a party; the execution and delivery of this Agreement, the Supply Agreement and the Operating Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will have been, duly authorized by all requisite corporate action on the part of QPAGOS and, as of the Closing Date, no further authorization or approval, whether of the stockholders or directors of QPAGOS or of governmental bodies or otherwise, will be necessary in order to enable QPAGOS to enter into and perform the same; and this Agreement, the Supply Agreement and the Operating Agreement each constitutes a valid and binding obligation enforceable against QPAGOS in accordance with its terms.

5.3	Governmental Approval. No approval or authorization of or filing with any governmental authority on the part of QPAGOS is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.4	No Brokers and Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or claim against or upon DPL, IPS or Newco for any commission, fee or other compensation as a finder or broker because of any act or omission by QPAGOS.

ARTICLE VI

IPS’S REPRESENTATIONS AND WARRANTIES

IPS hereby represents and warrants to, and agrees with DPL and QPAGOS as follows:

6.8	Organization and Good Standing. IPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, and where failure to so qualify would have a material adverse effect.

6.9	Corporate Authority. IPS has full authority to execute and to perform this Agreement and the Operating Agreement in accordance with their terms; the execution and delivery of this Agreement, the Operating Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of its charter documents or of any indenture, agreement, judgment, decree, order or other instrument or restriction to which IPS is a party; the execution and delivery of this Agreement and the Operating Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will have been, duly authorized by all requisite corporate action on the part of IPS and, as of the Closing Date, no further authorization or approval, whether of the stockholders or directors of IPS or of governmental bodies or otherwise, will be necessary in order to enable IPS to enter into and perform the same; and this Agreement and the Operating Agreement each constitutes a valid and binding obligation enforceable against IPS in accordance with its terms.

6.3	Governmental Approval. No approval or authorization of or filing with any governmental authority on the part of IPS is required as a condition to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6.4	No Brokers and Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or claim against or upon DPL, QPAGOS or Newco for any commission, fee or other compensation as a finder or broker because of any act or omission by IPS.

ARTICLE VII

COVENANTS

7.10	Conduct Pending the Closing. Pending the Closing, none of DPL, QPAGOS or IPS shall take any act or omit to take any act which will cause a breach of any representation, warranty or covenant made by them hereunder.

7.2	Publicity. Each of DPL, QPAGOS and IPS agree that no public release or announcement concerning the transactions contemplated hereby shall be issued without the advance approval of the other parties; and no such approval shall be unreasonably conditioned, withheld or delayed.

7.3	Best Efforts. Each of DPL, QPAGOS and IPS shall use its best efforts to cause to be fulfilled all conditions precedent to its obligations to close the transaction contemplated hereunder as soon as practicable and, in any event, by July 1, 2018.

7.4	Right of First Refusal. The Supply Agreement shall provide that, in addition to the exclusive rights to be granted to Newco in the State of California, upon and following Newco’s payment in full for no less than 1,000 units of the Products (as therein defined) from QPAGOS under the Supply Agreement, QPAGOS shall provide Newco with no less than thirty (30) days prior notice of any proposed new appointment of an exclusive purchaser for the Products in the United States outside of the State of California. In connection with such notice (the “Transaction Notice”), QPAGOS shall provide Newco with the material terms of the proposed exclusive purchaser opportunity. Newco shall thereupon have the right to enter into the proposed exclusive purchaser opportunity with QPAGOS by delivering written notice of acceptance of the terms of the proposed exclusive purchaser opportunity to QPAGOS within fifteen (15) days after delivery of the Transaction Notice. Newco’s rights thereunder will not be assignable (except to an affiliate) and shall be subject to QPAGOS and Newco entering into a definitive agreement with respect to the proposed new exclusive purchaser opportunity identified in the Transaction Notice within 45 days of said notice. The Supply Agreement shall provide that in the event QPAGOS and Newco are unable to enter into a definitive agreement with respect to the proposed new exclusive purchaser opportunity identified in the Transaction Notice within 45 days of said notice, Newco’s right of first refusal with respect to that exclusive purchaser’s opportunity shall terminate.

7.5	Non-Competition. Neither Newco, DPL nor IPS shall, directly or indirectly: (i) engage in a business or enterprise (either as proprietor, partner, employee, agent, consultant, or controlling stockholder) that sells, licenses, markets or uses any kiosks or electronic payments products or services competitive to the products or services offered by or available through QPAGOS (herein, a “competing business”) or (ii) solicit or attempt to solicit sales or licenses of products or services for any competing businesses, or interfere with, or disrupt or attempt to disrupt the relationship (contractual or otherwise) between QPAGOS and its customers, suppliers, distributors, agents, consultants, officers or employees. The parties agree that it would be difficult to measure the damages to QPAGOS from the breach by of the provisions of this Section 7.5, that injury to QPAGOS from such breach may be impossible to calculate, and that monetary damages may therefore be an inadequate remedy; accordingly, the parties agree that QPAGOS shall be entitled, in addition to all other remedies it might have, to seek injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages. Nothing herein shall be construed as prohibiting QPAGOS from pursuing any other remedies for such breach or threatened breach.

ARTICLE VII

CONDITIONS

8.11	Conditions to Obligations of DPL. The obligations of DPL to consummate its undertakings in this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by DPL to the extent permitted by applicable law:

(a) Representations; Warranties; Agreements; Covenants. The representations and warranties of QPAGOS and IPS contained in this Agreement shall have been true and correct in all material respects at the date of this Agreement and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the date of this Agreement (which shall have been true and correct in all material respects at such time or times) and except for changes permitted by, or necessitated by compliance with this Agreement, with the same force and effect as if made on and as of the Closing Date, and QPAGOS and IPS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing Date.

(b) Litigation. On the Closing Date, there shall be in effect no preliminary or permanent injunction of a court or governmental or regulatory agency of the United States or the several States of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated (collectively, an “Order”).

8.12	Conditions to Obligations of QPAGOS. The obligations of QPAGOS to consummate its undertakings in this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by QPAGOS to the extent permitted by applicable law:

(b) Representation; Warranties, Agreements; Covenants. The representations and warranties of DPL and IPS contained in this Agreement shall have been true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the date hereof (which shall have been true and correct in all material respects at such time or times), and except for changes permitted by, or necessitated by compliance with, this Agreement, with the same force and effect as if made at and as of the Closing Date, and DPL and IPS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing Date.

(b) Order. On the Closing Date, there shall be in effect no Order.

8.3	Conditions to Obligations of IPS. The obligations of IPS to consummate its undertakings in this Agreement are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by IPS to the extent permitted by applicable law:

(c) Representation; Warranties, Agreements; Covenants. The representations and warranties of DPL and QPAGOS contained in this Agreement shall have been true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the date hereof (which shall have been true and correct in all material respects at such time or times), and except for changes permitted by, or necessitated by compliance with, this Agreement, with the same force and effect as if made at and as of the Closing Date, and DPL and QPAGOS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by them at or prior to the Closing Date.

(b) Order. On the Closing Date, there shall be in effect no Order.

ARTICLE IX

INDEMNIFICATION

9.13	Indemnity Against Claims. Each of DPL, QPAGOS and IPS shall indemnify and hold Newco and the other parties hereto harmless from and against the following:

(d) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Newco or the other parties hereto resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of DPL, QPAGOS or IPS, respectively, contained in this Agreement or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby; and

(b) Any and all arbitration proceedings, suits, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

ARTICLE X

TERMINATION

10.14	Termination. In the event that, for any reason, the Closing contemplated by this Agreement has not been completed by July 1, 2018, and unless otherwise extended in writing and signed by the parties hereto, this Agreement shall terminate.

ARTICLE XI

GENERAL

11.15	Nature and Survival of Representations, Etc. All statements contained in any schedule, certificate or other instrument annexed hereto or delivered in connection herewith or made by DPL, QPAGOS or IPS pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by DPL, QPAGOS or IPS, as the case may be. All representations, warranties and agreements made by DPL, QPAGOS and IPS in this Agreement or pursuant hereto shall survive the Closing for a period of one (1) year.

11.16	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by email or facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by email, sent by facsimile transmission (with confirmation of receipt), or, if mailed, two (2) days after the date of deposit in the United States mail, if addressed:

(e)	in the case of DPL, to:

Digital Power Lending, LLC

201 Shipyard Way

Newport Beach, California 92663

Attention: William Corbett, Manager

with a copy to:

Lewis Brisbois Bisgaard Smith, LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Attention: Daniel B. Eng

(f)	in the case of QPAGOS, to:

QPAGOS

Paseo del la Reforma 404 Piso 15 PH

Col. Juarez, Del. Cuauhtémoc

Mexico, D.F. C.P. 06600

Attention: Mr. Gaston Pereira

with a copy to:

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Hank Gracin, Esq.

(c)	in the case of IPS, to:

or to such other address or to such other person as DPL, QPAGOS or IPS shall have last designated by notice to the other party given as herein provided.

11.17	Modification. This Agreement, together with the exhibits annexed hereto, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and there are no agreements, warranties or representations which are not set forth or otherwise expressly incorporated herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

11.18	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within that State.

11.5	Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by any party hereto except by or with the prior written consent of the other party.

11.6	Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.7	Paragraph Headings. The paragraph and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

11.8	Transaction Expenses. The parties hereto shall each be responsible for the payment of (and shall indemnify and hold the other party hereto harmless against) any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

11.9	Attorneys’ Fees. In the event of any arbitration or suit to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other reasonable costs and expenses of such arbitration or suit including, without limitation, all expenses of investigation and preparation.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Digital Power Lending, LLC

By:	/s/ William Corbett
William Corbett, Manager

QPAGOS

By:	/s/ Gaston Pereira
Gaston Pereira, Chief Executive Officer

Innovative Payment Systems, Inc.

By:	/s/ Greg Rovner
Greg Rovner